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                                                                     EXHIBIT 4.5

                           CERTIFICATE OF DESIGNATIONS
                                     OF THE
                CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES A
                          (Par Value $ .001 Per Share)

                                       OF

                          CYGNET FINANCIAL CORPORATION
                           ---------------------------

                         Pursuant to Section 151 of the

                General Corporation Law of the State of Delaware
                           ---------------------------

         The undersigned duly authorized officer of Cygnet Financial Corporation, corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), in accordance with the provisions of Section 103 thereof, and pursuant to Section 151 thereof, DOES HEREBY
CERTIFY:

         That the Certificate of Incorporation of the Company authorizes the creation of up to five hundred thousand (500,000) shares of the Company's preferred stock, par value $.001 per share (such preferred stock, together with all other preferred stock of the Company the creation of which is in the future authorized by the Certificate of Incorporation, the "Preferred Stock"; and

         That pursuant to the authority conferred upon the Board of Directors (the "Board") by the Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation"), the Board on _______________, 1998 adopted the following resolution creating a series of 40,000 shares of Preferred Stock designated as set forth below:

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board by provisions of the Certificate of Incorporation and the General Corporation Law of the State of Delaware, the issuance of a series of Preferred Stock, which shall consist of 40,000 shares of the five hundred thousand (500,000) shares of Preferred Stock which the Company now has authority to issue, and has not been previously issued, be, and the same hereby is, authorized, and this Board hereby fixes the powers, designations, preferences and relative, participating, options or other special rights, and the qualifications, limitations or restrictions, of the shares of such series authorized by this resolution as follows:

         1. Designation and Rank. The designation of such series of Preferred Stock authorized by this resolution shall be Cumulative Convertible Preferred Stock, Series A (the "Series A Preferred Stock"). The maximum number of shares of Series A Preferred Stock shall be 40,000. The Series A Preferred Stock, in preference to the Company's Common Stock, will be entitled to receive, in the
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event of dissolution or liquidation of the Company, $1,000 per share (the "Base
Liquidation Amount") plus accrued and unpaid dividends thereon (the "Liquidation Preference Amount"). The Series A Preferred Stock shall rank prior to the Company's Common Stock and to all other classes and series of equity securities of the Company now or hereafter authorized, issued or outstanding (the Common Stock and such other classes and series of equity securities collectively may be referred to herein as the "Junior Stock"), other than any other series of Preferred Stock of the Company [, which may be junior to or on a parity with the Series A Preferred Stock but shall not be senior to the Series A Preferred Stock without approval required by Section 4(c) hereof,] ranking on a parity with (the "Parity Stock") the Series A Preferred Stock as to dividend rights and rights upon liquidation, winding up or dissolution of the Company. The Series A Preferred Stock shall be junior to all outstanding debt of the Company. The Series A Preferred Stock shall be subject to creation of any other series of equity securities of the Company to the extent not expressly prohibited hereby.

         2.       Cumulative Dividends; Priority.

                  (a) Payment of Dividends. The holders of record of shares of Series A Preferred Stock shall be entitled to receive, when, as, and if declared by the Board, out of funds legally available therefor, cumulative cash dividends from the date of initial issuance of the Series A Preferred Stock through the first anniversary of such date, at the initial annual rate of 7% of the Base Liquidation Amount, and escalating 1% per annum on each anniversary date thereafter to a maximum rate of 11% per annum of the aggregate Base Liquidation Amount, which shall accrue from the date of initial Issuance of the Series A Preferred Stock and be payable quarterly in arrears on the 1st day of March, June, September and December in each year, commencing on December 1, 1998, or, if such day is a non- business day, on the next business day, but without interest (each of such dates, a "Dividend Payment Date"). Each declared dividend shall be payable to holders of record as they appear on the stock books of the Company at the close of business on such record dates, not more than 60 nor less than 10 calendar days preceding the payment dates therefor, as are determined by the Board or a duly authorized committee thereof (each of such dates, a "Record Date"). Quarterly dividend periods (each a "Dividend Period") shall commence on and include the 1st day of March, June, September and December of each year and shall end on and include the date next preceding the next following Dividend Payment Date. Accrued and unpaid dividends for any prior Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

                  Holders of the shares of the Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or securities, in excess of the dividends declared by the Board of Directors as set forth herein. No interest, or sum of money in lieu of interest, shall be payable in respect to any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

                  The amount of dividends payable per share for each full Dividend Period shall be computed by dividing by four the amount determined by applying the then applicable annual


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dividend rate to the $1,000.00 liquidation preference of such share. Dividends on the Series A Preferred Stock shall accrue day by day. The initial quarterly dividend payable on December 1, 1998 and the amount of any dividend payable for any other period shorter than a full Dividend Period shall be computed on the basis of a 360-day year composed of twelve 30-day months and the actual number of days elapsed in the Dividend Period.

                  (b) Priority as to Dividends. No full dividends shall be declared or paid or set apart for payment on Preferred Stock of any series ranking, as to dividends, on a parity with or junior to the Series A Preferred Stock for any period unless full dividends for the immediately preceding Dividend Period on the Series A Preferred Stock (including any accumulation in respect of unpaid dividends from prior Dividend Periods) have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment). When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and any other Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock, dividends declared upon shares of Series A Preferred Stock and such other Preferred Stock ranking on a parity as to dividends shall be declared pro rata, so that the amount of dividends declared per share on the Series A Preferred Stock and such other Preferred Stock shall bear in all cases to each other the same ratio that accrued dividends on the shares of Series A Preferred Stock and accrued dividends on such other Preferred Stock bear to each other as of their respective immediately preceding dividend periods.

                  Unless full dividends on the Series A Preferred Stock and any Parity Stock have been declared and paid or set apart for payment for their respective immediately preceding dividend periods (including any accumulation in respect of unpaid dividends for prior dividend periods) (i) no cash dividend or distribution (other than in shares of Junior Stock) shall be declared or paid or set aside for payment on the Junior Stock, (ii) the Company may not, directly or indirectly, repurchase, redeem or otherwise acquire any shares of its Junior Stock (or pay any moneys into a sinking fund for the redemption of any shares) except by conversion into or exchange for Junior Stock or except in connection with any benefit plan or arrangement, and (iii) the Company may not, directly or indirectly, repurchase, redeem or otherwise acquire any shares of Series A Preferred Stock or Parity Stock (or pay any moneys into a sinking fund for the redemption of any shares of any such stock) otherwise than pursuant to a pro rata offer to purchase or a concurrent redemption of all, or a pro rata portion, of the outstanding shares of Series A Preferred Stock and Parity Stock, except by conversion into or exchange for Junior Stock or except in connection with any benefit plan or arrangement.

                  The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company if, under the preceding paragraph, the Company would be prohibited from purchasing or otherwise acquiring such shares at such time and in such manner.



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         3.       Optional Redemption.

                  (a) General. The shares of the Series A Preferred Stock may be redeemed, in whole or in part, at the election of the Company, upon notice as provided in Section 3(b) hereof, by resolution of its Board of Directors, at any time or from time to time, at a redemption price of $1,000 per share, plus, in each case, an amount equal to all accrued and unpaid dividends to the date fixed for redemption.

                  If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the Company will select those to be redeemed pro rata, by lot or by other method deemed equitable by the Company in its sole discretion.

                  On and after the redemption date, dividends shall cease to accrue on the shares of Series A Preferred Stock called for redemption, and they shall be deemed to cease to be outstanding, provided that the redemption price (including any accrued and unpaid dividends to the date fixed for redemption) has been duly paid or provided for. If the redemption date falls after a dividend payment Record Date and prior to the corresponding Dividend Payment Date, then each holder of Series A Preferred Stock at the close of business on such Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series A Preferred Stock called for redemption.

                  (b) Notice of Redemption. Notice of any redemption, setting forth (i) the date and place fixed for said redemption, (ii) the redemption price, (iii) a statement that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on such redemption date, and (iv) a statement of or reference to the conversion right set forth in Section 5 hereof (including that the right to give a notice of conversion in respect of any shares to be redeemed shall terminate at the close of business on the date prior to the redemption date), shall be mailed, postage prepaid, at least ____ days but not more than 60 days prior to said redemption date to each holder of record of the Series A Preferred Stock to be redeemed at his or her address as the same shall appear on the books of the Company. If fewer than all the shares of the Series A Preferred Stock owned by such holder are then to be redeemed, the notice shall specify the number of shares thereof that are to be redeemed and, if practicable, the numbers of the certificates representing such shares.

         If such notice of redemption shall have been so mailed, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Company separate and apart from its other funds in trust for the account of the holders of the shares of the Series A Preferred Stock so to be redeemed (so as to be and continue to be available therefor), then, on and after said redemption date, notwithstanding that any certificate for shares of the Series A Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares of the Series A Preferred Stock so called for redemption shall be deemed to be no longer outstanding, the dividends thereon shall cease to accrue, and all rights with respect to such shares


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of the Series A Preferred Stock so called for redemption shall forthwith cease and terminate, including the right to convert such shares pursuant to Section 5 below, except only the right of the holders thereof to receive out of the funds so set aside in trust the amount payable on redemption thereof, but without interest, upon surrender (and endorsement or assignment for transfer, if required by the Company) of their certificates.

         In case the holders of shares of the Series A Preferred Stock that shall have been redeemed shall not within two years (or any longer period if required by law) after the redemption date claim any amount so deposited in trust for the redemption of such shares, such bank or trust company that shall then be holding such redemption funds shall, upon demand and if permitted by applicable law, pay over to the Company any such unclaimed amount so deposited with it, and shall thereupon be relieved of all responsibility in respect thereof, and thereafter the holders of such shares shall, subject to applicable escheat laws, look only to the Company for payment of the redemption price thereof, but without interest from the date of redemption.

                  (b) Retired Shares. Shares of Series A Preferred Stock redeemed, purchased or otherwise acquired for value by the Company, including by conversion in accordance with Section 5 hereof, shall, after such acquisition, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Company at any time as shares of any series of Preferred Stock other than as shares of Series A Preferred Stock.

         4.       Voting Rights.

                  (a) No General Voting Rights. Except as expressly provided hereinafter in this Section, or as otherwise from time to time required by applicable law, the Series A Preferred Stock shall have no voting rights.

                  (b)      Voting Rights Upon Dividend Arrears.

                           (i) Right to Elect Directors. In the event that an
amount equal to two quarterly dividend payments on the Series A Preferred Stock shall have accrued and be unpaid, the holders of the Series A Preferred Stock shall have the right, voting separately as a class, to elect two members to the Board of Directors, each member to be in addition to the then authorized number of directors, at the next meeting of stockholders and thereafter until all accrued dividends on the Series A Preferred Stock have been paid in full (including any accumulation of unpaid dividends).

                           (ii) Stockholder Meetings. Whenever such right shall
vest, it may be exercised initially by the vote of the holders of a plurality of the shares of the Series A Preferred Stock present and voting, in person or by proxy, at the next annual meeting of stockholders or at a special meeting of holders of the Series A Preferred Stock. A special meeting for the exercise of such right shall be called by the Secretary of the Company as promptly as possible and in any event within 20 days after receipt of a written request signed by the holders of record of at least 25% of the outstanding shares of the Series A Preferred Stock, subject to any applicable notice requirements


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imposed by law or regulation. Notwithstanding the provisions of this paragraph, no such special meeting shall be required to be held during the 90-day period preceding the date fixed for the annual meeting of stockholders.

                           (iii) Term of Office of Directors. Any director who
shall have been elected by holders of the Series A Preferred Stock entitled to vote in accordance with this subparagraph (b) shall hold office for a term expiring (subject to the earlier payment in full, or declaration and setting aside for payment in full, of dividends on the Series A Preferred Stock as contemplated below) at the next annual meeting of stockholders, notwithstanding that the term of other directors may extend beyond such meeting. During such term any such director may be removed at any time, either for or without cause, by, and only by, the affirmative vote of the holders of record of a majority of the shares of the Series A Preferred Stock present and voting, in person or by proxy, at a special meeting of such stockholders called for such purpose, and any vacancy created by such removal may also be filled at such meeting. A meeting for the removal of a director elected by the holders of the Series A Preferred Stock and the filling of the vacancy created thereby shall be called by the Secretary of the Company, as promptly as possible and in any event within 20 days after receipt of a request therefor signed by the holders of not less than 25% of the outstanding shares of the Series A Preferred Stock, subject to any applicable notice requirements imposed by law or regulation. Such meeting shall be held at the earliest practicable date thereafter, provided that no such meeting shall be required to be held during the 90-day period preceding the date fixed for the annual meeting of stockholders.

                  Upon payment in full, or declaration and setting aside for payment in full, of accrued dividends on the Series A Preferred, the terms of office of all directors elected by the holders of the shares of the Series A Preferred Stock pursuant thereto then in office shall, without further action, thereupon immediately terminate unless otherwise required by law. Upon such termination the number of directors constituting the Board of Directors of the Company shall, without further action, be reduced by the number of directors so terminated, subject always to the future right of holders of the shares of the Series A Preferred Stock to elect additional directors as provided above.

                           (iv) Vacancies. Any vacancy caused by the death or
resignation of a director who shall have been elected in accordance with this subparagraph (b) may be filled by the remaining director so elected or, if not so filled, by a vote of holders of a plurality of the shares of the Series A Preferred Stock present and voting, in person or by proxy, at a meeting called for such purpose. Unless such vacancy shall have been filled by the remaining director as aforesaid, such meeting shall be called by the Secretary of the Company at the earliest practicable date after such death or resignation and in any event within 20 days after receipt of a written request signed by the holders of record of at least 25% of the outstanding shares of the Series A Preferred Stock, subject to any applicable notice requirements imposed by law or regulation. Notwithstanding the provisions of this paragraph, no such special meeting shall be required to be held during the 90-day period preceding the date fixed for the annual meeting of stockholders.



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                           (v) Stockholders' Right to Call Meeting. If any
meeting of the holders of the Series A Preferred Stock required by this subparagraph (b) to be called shall not have been called within 30 days after personal service of a written request therefor upon the Secretary of the Company or within 30 days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Company at its principal executive offices, subject to any applicable notice requirements imposed by law or regulation, then the holders of record of at least 25% of the outstanding shares of the Series A Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders or such shorter notice (but in no event shorter than permitted by law or regulation) as may be acceptable to the holders of a majority of the total number of shares of the Series A Preferred Stock. Any holder of the Series A Preferred Stock so designated shall have access to the stock books of the Company related to the Series A Preferred Stock for the purpose of causing such meeting to be called pursuant to these provisions.

                           (vi) Quorum. At any meeting of the holders of the
Series A Preferred Stock called in accordance with the provisions of this subparagraph (b) for the election or removal of directors, the presence in person or by proxy of the holders of a majority of the total number of shares of the Series A Preferred Stock shall be required to constitute a quorum; in the absence of a quorum, a majority of the holders present in person or by proxy shall have power to adjourn the meeting from time to time without notice other than an announcement at the meeting, until a quorum shall be present.

                  (c) Voting Rights on Extraordinary Matters. So long as any shares of the Series A Preferred Stock shall be outstanding and unless the consent or approval of a greater number of shares shall then be required by law, without first obtaining the approval of the holders of at least two-thirds of the number of shares of the Series A Preferred Stock at the time outstanding (voting separately as a class given in person or by proxy at a meeting at which the holders of such shares shall be entitled to vote separately as a class, the Company shall not either directly or indirectly or through merger or consolidation with any other company, (1) authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking senior to the shares of the Series A Preferred Stock as to the payment of dividends and distribution of assets upon dissolution, liquidation or winding up of the Company, or (ii) approve any amendment to (or otherwise alter or repeal) its Certificate of Incorporation or this Certificate of Designations that would materially and adversely change the voting powers, rights or preferences of the Series A Preferred Stock, provided, however, no vote of the holders of Series A Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such senior shares is to be made, as the case may be, provision is made for the redemption of all shares of Series A Preferred Stock at the time outstanding. An amendment that increases the number of authorized shares of any class or series of Preferred Stock or authorizes the creation or issuance of other classes or series of Preferred Stock, in each case ranking junior to or on a parity with the Series A Preferred Stock with respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up, or substitutes the surviving entity in a merger or


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consolidation, reorganization or other business combination for the Company, shall not be considered to be an adverse change requiring the approval of the Series A Preferred Stock.

                  (d) Vote Per Share. Each share of Series A Preferred Stock shall have one vote per $1,000.00 of stated liquidation preference.

         5. Conversion. Shares of the Series A Preferred Stock shall be convertible into Common Stock on the following terms and conditions:

                  (a) Conversion Right. The Series A Preferred Stock will not be convertible during the period from the initial date of its issuance through the third anniversary of such date, except as described in the next sentence below. Subject to and upon compliance with the provisions of this Section 5, the holder of any shares of Series A Preferred Stock may at such holder's option, at any time or from time to time, (i) following the third anniversary of the date of initial issuance of the Series A Preferred Stock or (ii) during any period following the date that an amount equal to six quarterly dividend payments on the Series A Preferred Stock shall have accrued and be unpaid until payment in full of all accrued dividends, convert any such shares into fully paid and non-assessable shares (calculated to the nearest 1/1000 of a share) of Common Stock at the rate of conversion (the "Conversion Rate") in effect on the Conversion Date. The Conversion Rate shall be initially determined by dividing the Liquidation Preference Amount with respect to each share of Series A Preferred Stock to be converted by the lower of (a) $7.00 or (b) 80% of the average Market Price for the 10 consecutive trading days ending not more than 15 days prior to the date notice of conversion is given. For purposes of this
Section 5(a), "Market Price" means (i) if the Common Stock is quoted on the Nasdaq National Market or the Nasdaq SmallCap Market or on a national securities exchange, the daily per share closing price of the Common Stock as quoted on the Nasdaq National Market or the Nasdaq SmallCap Market or on the principal stock exchange on which it is listed on the trading day in question, as the case may be, whichever is the higher, or (ii) if the Common Stock is traded in the over-the-counter market and not quoted on the Nasdaq National Market or the Nasdaq SmallCap Market or on any national securities exchange, the closing bid price of the Common Stock on the trading day in question, as reported by Nasdaq or an equivalent generally accepted reporting service. The Conversion Rate is subject to adjustment as set forth in paragraph (d) of this Section 5.

                  (b) Dividend Upon Conversion. Holders of shares of Series A Preferred Stock at the close of business on a dividend payment Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment Record Date and prior to such Dividend Payment Date. However, shares of Series A Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment Record Date and the opening of business on the corresponding Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of shares of Series A Preferred Stock on a dividend payment Record Date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on such Dividend Payment Date will receive


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the dividend payable by the Company on such shares of Series A Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Series A Preferred Stock for conversion. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

                  (c)      Method of Conversion.

                           (i) The surrender of any shares of Series A Preferred
Stock for conversion shall be made by the holder thereof by delivering the certificate or certificates evidencing ownership of such shares with proper endorsement or instruments of transfer to the Company at the office or agency to be maintained by the Company for that purpose, and such holder shall give written notice to the Company at the office or agency that he or she elects to convert such shares of Series A Preferred Stock in accordance with the provisions thereof and of this Section 5. Such notice shall also state the number of whole shares of Series A Preferred Stock and the name or names (with addresses) in which the certificate or certificates evidencing ownership of Common Stock to be issued on such conversion shall be issued. In the case of lost or destroyed certificates evidencing ownership of shares of Series A Preferred Stock to be surrendered for conversion, the holder shall submit proof of loss or destruction, and such indemnity as shall be required by the Company.

                           (ii) Every notice of election to convert shall
constitute a contract between the holder of such shares of Series A Preferred Stock and the Company, whereby such holder shall be deemed to subscribe for the amount of the Common Stock that he or she will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription, to surrender such shares of Series A Preferred Stock (and to accompany such surrender with the payment, if any, contemplated by Section 5(b)) and to release the Company from all obligations thereon (subject to the payment of accrued dividends in accordance with Section 5(b) hereof), and the Company shall be deemed to agree that the surrender of such shares of Series A Preferred Stock (and such payment, if any) and the extinguishment of its obligation thereon (except as aforesaid), shall, constitute full payment for the Common Stock so subscribed for and to be issued upon such conversion.

                           (iii) As soon as practicable after its receipt of
such notice and the certificate or certificates evidencing ownership of such shares of Series A Preferred Stock (and the payment contemplated by Section 5(b)), the Company shall issue and shall deliver at the office or agency maintained therefor to the person for whose account such shares of Series A Preferred Stock were so surrendered, or on his or her written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock and a check or cash payment (if any) to which such holder is entitled with respect to fractional shares as determined by the Company, in accordance with Section 5(e) hereof, at the close of business on the date of conversion.

                           (iv) Such conversion shall be deemed to have been
effected on the date on which the Company shall have received such notice and the certificate or certificates for such shares


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of Series A Preferred Stock (and the payment contemplated by Section 5(b)); and
the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby on such date; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall become effective for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such surrender occurs.

                  (d) Adjustments to Conversion Rate. The Conversion Rate shall be subject to adjustment from time to time as follows:

                           (i) In case the Company shall at any time (A) pay a
dividend or make a distribution on any class of its capital stock in shares of Common Stock, (B) subdivide the Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving company), the Conversion Rate shall be adjusted subject to the limitations contained in subparagraph (vi) of this paragraph (d)) by multiplying the Conversion Rate in effect immediately prior to the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after the record date or the effective date, as the case may be, and the denominator of which shall be the number of shares of Common Stock outstanding immediately before the record date or effective date, as the case may be. Such adjustment shall become effective at the close of business on such record date or effective date. Such adjustment shall be made successively whenever any event listed above shall occur.

                           (ii) In case the Company shall distribute to all
holders of Common Stock (including any such distribution made in connection with consolidation or merger in which the Company is the surviving company) evidences of its indebtedness or assets (including securities, but excluding any dividend, distribution, rights or warrants described in subparagraph (i) of this paragraph
(d) above and excluding any dividend or distribution payable solely in cash), the Conversion Rate shall be adjusted (subject to the limitations contained in subparagraph (vi) of this paragraph (d)) by multiplying the Conversion Rate in effect immediately prior to the record date for determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the current market price per share of Common Stock (as defined in subparagraph (iii) of this paragraph (d)) on such record date and the denominator of which shall be such current market price per share of Common Stock, less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets or securities so to be distributed that are applicable to one share of Common Stock. Such adjustment shall become effective at the close of business on such record date.

                           (iii) For the purpose of any computation under
subparagraph (ii) of this paragraph (d) (except as otherwise contemplated therein), the current market price per share of


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Common Stock on any record date shall be deemed to be the average of the daily closing prices for the five consecutive business days selected by the Board of Directors commencing not more than 20 trading days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The term "ex" date, when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on the applicable exchange or on the applicable market without the right to receive such issuance or distribution. The term "trading day" shall mean each Monday through Friday, other than any day on which securities are not traded in the system or on the exchange that is the principal market for the Common Stock, as determined by the Board of Directors of the Company. The closing price for each date shall be the reported last sale price regular way (or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way) on the National Association of Securities Dealers Automated Quotations ("NASDAQ") National Market System or, if the Common Stock is not listed or admitted to trading on such system, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the last quoted price or, if not quoted, the average of the closing bid and asked prices as reported by NASDAQ, or such other system then in use, or if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices in the over the-counter market as furnished by any NASDAQ member firm selected from time to time by the Company for that purpose.

                           (iv) In the case of any (i) consolidation or merger
of the Company with or into any entity (other than a consolidation or merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), (ii) sale, transfer, lease or conveyance of all or substantially all of the assets of the Company as an entirety or substantially as an entirety, or (iii) reclassification, capital reorganization or change of the Common Stock (other than solely a change in par value, or from par value to no par value), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each holder of a share of Series A Preferred Stock then outstanding shall have the right thereafter to convert such share (at such time as the Series A Preferred Stock is convertible) only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer, capital reorganization or reclassification by a holder of the number of shares of Common Stock of the Company into which such shares of Series A Preferred Stock could have been converted immediately prior to such consolidation, merger, sale, transfer, capital reorganization or reclassification (if the Series A Preferred Stock were convertible at such time), assuming such holder of Common Stock of the Company (A) is not an entity with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("constituent entity"), or an affiliate of a constituent entity, and (B) failed to exercise his or her rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior


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
to such consolidation, merger, sale or transfer by other than a constituent entity or an affiliate thereof and in respect of which such rights or election shall not have been exercised ("non-electing share"), then for the purpose of this subparagraph (iv) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). If necessary, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the holders of shares of Series A Preferred Stock to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, capital reorganizations and reclassifications. The Company shall not effect any such consolidation, merger, sale or transfer unless prior to or simultaneously with the consummation thereof the successor company or entity (if other than the Company) resulting from such consolidation, merger, sale or transfer shall assume, by written instrument, the obligation to deliver to the holder of each share of Series A Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive under this Section 5(d).

                           (v) No adjustment will be required to be made in the
Conversion Rate until cumulative adjustments require an adjustment of at least 1% of such Conversion Rate. If an adjustment to the Conversion Rate is made pursuant to this paragraph (d) as of a record date and the dividend, distribution or other event triggering such adjustment is not made or does not occur, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had such adjustment not been made.

                           (vi) If the Company shall take any action affecting
the Common Stock, other than action described in this Section 5, that in the sole discretion of the Board of Directors would materially adversely affect the conversion rights of the holders of the shares of Series A Preferred Stock, the Company may, but shall not be obligated to, adjust the Conversion Rate for the Series A Preferred Stock, to the extent permitted by law, in such manner, and at such time, as the Board of Directors, in its sole discretion, may determine to be equitable in the circumstances.

                  (e) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Series A Preferred Stock, but the holder thereof will receive in cash an amount equal to the value of such fractional share of Common Stock based on the current market price (as defined in subparagraph (iii) of Section 5(d)). If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of such shares so surrendered.

                  (f) Payment of Taxes. The Company shall pay any tax in respect of the issuance of stock certificates on conversion of shares of Series A Preferred Stock. The Company shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of stock in any name other than that of the holder of the shares converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issuance hereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  (g) Common Stock Reserved for Conversion. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Preferred Stock and shall take all such action as may be required from time to time in order than it may validly and legally issue fully paid and non-assessable shares of Common Stock upon conversion of the Series A Preferred Stock.

                  (h) Notice. In the event:

                           (i) The Company shall declare a dividend (or any
other distribution) on its Common Stock (other than in cash); or

                           (ii) of any reclassification of the Common Stock of
the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value) or of any consolidation or merger to which the Company is a party or of the sale or transfer of all or substantially all of the assets of the Company as an entirety or substantially as an entirety and for which approval of any stockholders of the Company is required; or

                           (iii) of the voluntary or involuntary dissolution,
liquidation or winding up of the Company;

then, and in each such event, the Company shall cause to be mailed to each holder of Series A Preferred Stock, at his or her address as the same shall appear on the books of the Company, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend or distribution or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend or distribution are to be determined, and the nature and amount of such dividend or distribution or (B) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

                           [(i) "Common Stock". For the purposes of this Section
5, "Common Stock" means stock of the Company of any class, whether now or hereafter authorized, that has the right to participate in the distribution of either earnings or assets of the Company without limit as to the amount or percentage. In case by reason of the operation of paragraph (d) of this Section 5, the shares of Series A Preferred Stock shall be convertible into any other shares of stock or other securities or property of the Company or of any other company, any reference herein to the conversion of shares of Series A Preferred Stock pursuant to this Section 5 shall be deemed to refer to and include the conversion of shares of Series A Preferred Stock into such other shares of stock or other securities or property.]

         6. No Sinking Fund. No sinking fund will be established for the retirement or redemption of shares of Series A Preferred Stock.

         7.       Liquidation Rights; Priority.

                  (a) In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of the Series A Preferred Stock shall be entitled to receive, out of the assets of the Company, whether such assets are capital or surplus and whether or not any dividends as such are declared, the Liquidation Preference Amount and no more, before any distribution shall be made to the holders of the Common Stock or any other class of stock or series thereof ranking Junior to the Series A Preferred Stock with respect to the distribution of assets. Unless specifically designated as junior or senior to the Series A Preferred Stock with respect to the distribution of assets, all other series or classes of Preferred Stock of the Company shall rank on a parity with the Series A Preferred Stock with respect to the distribution of assets. After payment of the full Liquidation Preference Amount, the holders of shares of the Series A Preferred Stock shall not be entitled to any further participation.

                  (b) Nothing contained in this Section 7 shall be deemed to prevent redemption of shares of the Series A Preferred Stock by the Company in the manner provided in Section 3. Neither the merger nor consolidation of the Company into or with any other company, nor the merger or consolidation of any other company into or with the Company, nor a sale, transfer or lease of all or any part of the assets of the Company, shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 7.

                  (c) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable and containing a statement of or reference to the conversion right set forth in
Section 5 hereof, shall be given by mail, postage prepaid, no less than 30 days prior to the payment date stated therein, to the holders of record of the Series A preferred Stock at their respective addresses as the same shall appear on the books of the Company.

                  (d) If the amounts available for distribution with respect to the Series A Preferred Stock and all other outstanding stock of the Company ranking on a parity with the Series A Preferred Stock upon liquidation are not-sufficient to satisfy the full liquidation rights of all the outstanding Series A Preferred Stock and stock ranking on a parity therewith, then the holders of each series of such stock will share ratably in any such distribution of assets in proportion to the full respective preferential amount (which in the case of Preferred Stock may include accumulated dividends) to which they are entitled.

         IN WITNESS WHEREOF, Cygnet Financial Corporation has caused this Certificate to be signed by _____________________, its __________________________, and attested by _________________________, its
_____________________ this ___ day of ____________, 1998.

                                       CYGNET FINANCIAL CORPORATION

                                       By
                                          ____________________________________
                                       Name:
                                             _________________________________
                                       Title:
                                             _________________________________

Attest:
       ___________________________________
Name:
      ____________________________________
Title:
      ____________________________________